UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

CYBER INFORMATIX, INC.
(Name of small business issuer in its charter)

Nevada	22-3968194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1645 Cyrene Drive, Carson, CA, 90746
Telephone: (888)205-2249, Facsimile: (702)926-3376
(Administrative office)
Or
Spiegel & Utrera Law Firm
Suite 490, 1785 E. Sahara Avenue, Las Vegas, NV 89104
              Telephone: (702)364-2200, Facsimile: (702)458-2100
               (Name, address and telephone number for Agent for Service)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)     On May 17, 2010, the Board of Directors of Cyber Informatix, Inc. (the “Company”) accepted Mr. Donald C. Jones’ resignation as Director, Chief Executive Officer, and President, and all other positions held with the Company.  As a result, the Board of Directors appointed Mr. Terry G. Bowering as Sole Executive Officer and will remain as sole Director.

In addition to his obligations at Cyber Informatix, Inc., Mr. Bowering, is employed as Managing Director and General Manager of China Doll Foods, Ltd. in Regina, Canada. Mr. Bowering oversees the daily business operations of China Doll Foods Ltd.’s restaurant and food services business. From 1999 to 2003 Mr. Bowering was a Director and Chief Executive Officer of Netforce Systems Inc., an Internet Services company, based in Antigua, West Indies. Mr. Bowering holds a Bachelor of Administration degree (B.Admin.) in Finance from the University of Regina, and a Master of Business Administration degree (MBA) from the University of Saskatchewan, Canada.

Item 9.01     Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

Exhibits:     None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER INFORMATIX, INC. (Registrant)

Date: May 17, 2010	By:	/s/ Terry G. Bowering
President, Chief Executive Officer Chief Financial Officer Director